UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 15, 2026

Talen Energy Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-37388	47-1197305
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2929 Allen Pkwy, Suite 2200
Houston, TX 77019
(Address of principal executive offices) (Zip Code)
(888) 211-6011
(Registrant’s telephone number, including area code)
Not applicable
(Former name or, former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	TLN	The Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note
As previously announced on January 15, 2026, Talen Energy Corporation, a Delaware corporation (the “Company”), and certain of its indirect wholly owned subsidiaries entered into an Agreement and Plan of Merger (the “Merger Agreement”) with affiliates of Energy Capital Partners (“ECP”), pursuant to which the Company agreed to indirectly acquire all of the equity interests of certain affiliates of ECP (the “Acquired Companies”) that indirectly own (i) the Lawrenceburg Power Plant, a 1,120 megawatt (“MW”) combined cycle gas turbine facility located in Lawrenceburg, Indiana, (ii) the Waterford Energy Center, a 875 MW combined cycle gas turbine facility located in Waterford, Ohio, and (iii) the Darby Generating Station, a 456 MW combustion turbine facility located in Mount Sterling, Ohio, (collectively, the “Acquisition”). As consideration for the Acquisition, the purchase price was $3.45 billion, comprised of (a) approximately $2.55 billion in cash (the “Cash Consideration”), subject to working capital and other customary adjustments, and (b) 2,399,998 shares of common stock, par value $0.001 per share, of the Company (the “Stock Consideration”).
On June 15, 2026 (the “Closing Date”), the Company consummated the Acquisition and related transactions pursuant to the Merger Agreement (the “Closing”).
Item 1.01.     Entry into a Material Definitive Agreement.
The information set forth under the Introductory Note of this Current Report on Form 8-K (this “Report”) is incorporated into this Item 1.01 by reference.
In connection with the Acquisition, the Acquired Companies are expected to become guarantors under each of TES’s (as defined below) existing debt instruments in accordance with, and within the time periods required by, the terms thereof.
Credit Agreement Amendment
On June 15, 2026, Talen Energy Supply, LLC (“TES”), a wholly owned subsidiary of the Company, entered into Amendment No. 7 to the Credit Agreement, by and among TES, as Borrower, the Subsidiary Guarantors party thereto, the 2026-1 Additional Stand-Alone L/C Issuers party thereto, the Stand-Alone L/C Issuers party thereto, the 2026-1 Additional Revolving Lenders party thereto and Citibank, N.A., as Administrative Agent and Collateral Agent (the “Seventh Amendment to Credit Agreement”) which amends that certain Credit Agreement, dated as of May 17, 2023, by and among TES, as borrower, Citibank, N.A., as Administrative Agent and Collateral Agent and each Lender from time to time party thereto (as further amended, restated, amended and restated, supplemented and/or otherwise modified from time to time, the “Amended Credit Agreement”).
The Seventh Amendment to Credit Agreement (i) increases the existing revolving credit facility (including its revolving letter of credit capacity) (the “RCF”) from $900 million to $1.35 billion; (ii) upsizes its existing stand-alone letter of credit facility (the “Stand-Alone L/C Facility”) from $1.1 billion to $1.5 billion; and (iii) extends the maturity of the Stand-Alone L/C Facility from December 2027 to December 2029. The revolving commitments under the RCF will be available for working capital, capital expenditures and general corporate purposes and the letter of credit commitments will be available to support the issuance of letters of credit.
The effectiveness of the Seventh Amendment to Credit Agreement was conditioned upon, among other things, the substantially concurrent consummation of the Acquisition.
The foregoing description of the Seventh Amendment to Credit Agreement is a summary only, does not purport to be complete, and is qualified in its entirety by reference to the full text of the Seventh Amendment to Credit Agreement, a copy of which is attached hereto as Exhibit 10.1 to this Report and is incorporated into this Item 1.01 by reference.

Registration Rights Agreement
On the Closing Date, the Company entered into a registration rights agreement (the “Registration Rights Agreement”) in connection with the Acquisition with the recipients of the Stock Consideration (the “Cornerstone Equityholders”). Pursuant to the terms of the Registration Rights Agreement, the Company agreed to file with the U.S. Securities and Exchange Commission (the “SEC”) a registration statement to register under the Securities Act of 1933, as amended (the “Securities Act”), the resale of the Stock Consideration. The Registration Rights Agreement provides for certain additional underwritten demand rights and “piggy-back” registration rights, subject to certain customary limitations.
Additionally, the Cornerstone Equityholders agreed to a 90-day lock-up on 50% of the Stock Consideration and a 180-day lock-up on the remaining Stock Consideration. The Company also agreed to pay certain expenses of the Cornerstone Equityholders incurred in connection with the exercise of their rights under the Registration Rights Agreement and indemnify the Cornerstone Equityholders for certain securities law matters in connection with any registration statement filed pursuant thereto.
The foregoing description of the Registration Rights Agreement is not complete and is qualified in its entirety by reference to the full text of the Registration Rights Agreement, a copy of which is attached hereto as Exhibit 4.1 to this Report and is incorporated into this Item 1.01 by reference.
Item 2.01. Completion of Acquisition or Disposition of Assets.
The disclosure set forth under the Introductory Note and Item 1.01 of this Report is incorporated into this Item 2.01 by reference.
On the Closing Date, the Company completed the previously announced Acquisition contemplated by the Merger Agreement. As a result of the Acquisition, the Acquired Companies became indirect, wholly owned subsidiaries of the Company.
Subject to the terms and conditions of the Merger Agreement, the purchase price for the Acquisition consisted of (a) the Cash Consideration of approximately $2.55 billion, subject to customary adjustments for net working capital, cash, indebtedness, certain casualty losses and transaction expenses, and (b) the Stock Consideration of 2,399,998 shares of common stock, par value $0.001 per share, of the Company. The Cash Consideration was funded using a portion of the proceeds of the 6.125% Senior Unsecured Notes due 2031 and 6.375% Senior Unsecured Notes due 2033 issued in April 2026.
The summary description of the terms of the Merger Agreement, including the description of the transactions contemplated thereby, does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement. A copy of the Merger Agreement was attached as Exhibit 2.1 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on February 26, 2026, and is incorporated into this Report and this Item 2.01 by reference.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information provided under Item 1.01 of this Report regarding the Seventh Amendment to Credit Agreement is incorporated into this Item 2.03 by reference.
Item 3.02. Unregistered Sales of Equity Securities.
The information set forth in the Introductory Note and Items 1.01 and 2.01 of this Report regarding the Stock Consideration is hereby incorporated by reference into this Item 3.02. The issuance of the Stock Consideration was completed in reliance upon the exemption from the registration requirements of the Securities Act, provided by Section 4(a)(2) thereof as a transaction by an issuer not involving any public offering.
Item 7.01. Regulation FD Disclosure.
On June 15, 2026, the Company issued a press release announcing the Closing. A copy of the press release is furnished as Exhibit 99.1 to this Report and is incorporated into this Item 7.01 by reference.

The information provided under this Item 7.01 and in Exhibit 99.1 to this Report is being furnished and shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section. Such information shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act or the Exchange Act.
Item 9.01. Financial Statements and Exhibits.
(a) Financial Statements of Businesses or Funds Acquired.
The Company intends to file the financial statements required to be filed pursuant to Item 9.01(a) of Form 8-K by amendment to this Report not later than 71 calendar days after the date this Report is required to be filed.
(b) Pro Forma Financial Information.
The Company intends to file the pro forma financial information required to be filed pursuant to Item 9.01(b) of Form 8-K by amendment to this Report not later than 71 calendar days after the date this Report is required to be filed.
(d) Exhibits.

Exhibit No.	Description
4.1	Registration Rights Agreement, dated June 15, 2026, by and among Talen Energy Corporation and the holders named therein.
10.1
Amendment No. 7 to Credit Agreement, dated as of June 15, 2026, by and among Talen Energy Supply, LLC, as Borrower, the Subsidiary Guarantors party thereto, the 2026-1 Additional Revolving Lenders party thereto, the 2026-1 Additional Stand-Alone L/C Issuers party thereto, each other Stand-Alone L/C Issuer party thereto and Citibank, N.A., as Administrative Agent and Collateral Agent.

99.1	Press Release dated June 15, 2026.
104	Cover Page Interactive Data File (cover page XBRL tags embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TALEN ENERGY CORPORATION
Date:	June 15, 2026	By:	/s/ Cole Muller
		Name:	Cole Muller
		Title:	Chief Financial Officer
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